EXHIBIT 23.2

SIMON S.KOGAN
Attorney At Law
27Weaver Street
Staten Island, New York 10312
Telephone: (718)984-3789
Email: Simonkogan@verizon.net

October 21, 2010

Solar Thin Films, Inc.
116 John Street, Suite 1120
New York, New York 10038

Ladies and Gentlemen:

Re:	Registration Statement on Form S-8 (File No. 333- )

I am delivering this opinion at your request in connection with the registration by Solar Thin Films, Inc. (the “Company”) under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Act”), of 2,450,000 shares of the Company’s common stock with a par value of $0.01, (the “Shares”), for issuance and sale pursuant to the above-referenced registration statement (the “Registration Statement”) under certain compensation agreements (the “Agreements”).

The opinion set forth in this letter is based upon (1) my review of (a) the Registration Statement, (b) the Agreements, (c) originals, or copies authenticated to my satisfaction, of the Company’s Certificate of Incorporation, as amended, its By-laws, as amended, and records of certain of its corporate proceedings and (d) such other certificates, opinions and instruments as I have deemed necessary (items 1(a) through (d) being collectively the “Reviewed Documents”) and (2) my review of such published sources of law as I have deemed necessary.

I have assumed without any inquiry or other investigation (a) the legal capacity of each natural person, (b) the accuracy on the date of this letter as well as the date made of each statement as to any factual matter contained in any of the Reviewed Documents, (c) the genuineness of each signature on any of the Reviewed Documents, the completeness of each of the Reviewed Documents, the authenticity of each of the Reviewed Documents submitted to us as an original, the conformity to the original of each of the Reviewed Documents submitted to me as a copy and the authenticity of the original of each of the Reviewed Documents submitted to me as a copy and (d) that, when issued in accordance with the Agreements, appropriate certificates complying with applicable law evidencing the Shares will be properly executed or the Shares will be uncertificated shares complying with applicable law.

Based upon the foregoing, it is my opinion that the Shares have been duly authorized, and when the Shares are issued and paid for in accordance with the Agreements, will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as Exhibit 23.2 to the Registration Statement.

Very truly yours,
/s/ Simon Kogan
Simon Kogan